Phunware Reports Significant Improvement in First Quarter 2024 Financial Results

AUSTIN, Texas, May 9, 2024 – Phunware, Inc. (NASDAQ: PHUN) (“Phunware” or the “Company”), the leading provider of patented wayfinding and mobile engagement solutions that enables brands to engage, manage and monetize anyone anywhere, today announced financial results for the quarter ended March 31, 2024.

“We’ve had a strong start to our year,” said Mike Snavely, CEO of Phunware. “New logo sales, gross margins and improvement in the strategic financial position of the company are the bright spots. We have the product, the team, and the pipeline to continue to make a global difference in mobile.”

First Quarter 2024 Financial Results - A Foundation to Build Upon

Statement of Income (Loss)
•Net revenues for the quarter totaled $0.9 million, exceeding the Company’s internal Q1 2024 plan by 5%
•Gross margin was 56.9% up from 5.4% in Q1 2023
•Net loss decreased to $(2.3) million from $(4.3) million in Q1 2023
•Net loss per share was $(0.33) versus $(2.07) in Q1 2023
•Non-GAAP Adjusted EBITDA loss was $(2.0) million versus $(5.2) million in Q1 2023 or a 61.1% improvement

Balance Sheet
•$21.6 million of cash
•Eliminated remaining debt of $5.0 million
•Settled existing lawsuit by paying past due accounts payable, thus incurring no additional expense for the settlement
•Preserved full shelf availability

“During the first quarter of 2024, we have substantially completed the stabilization of our balance sheet by strategically raising cash through equity, paying off our debt, and settling a litigation matter through the payment of past due accounts payable,” said Phunware CFO Troy Reisner. “As we build on the first quarter’s sales momentum, we are making strategic investments in our sales and marketing capabilities, while maintaining financial discipline. We believe we are well positioned to execute our vision both financially and operationally.”

Recent Business Highlights

•Notable Corporate and Product Developments:
•Regained compliance with requirements to remain listed on The Nasdaq Capital Market
•Announced and executed a Reverse Stock Split
•Appointed Elliot Han to its Board of Directors

•Notable Customer and Partner Wins:
•Announced Multi-Year Renewals of Mobile Solutions with Major Hospitality and Healthcare Customers
•Expanded Hospitality Portfolio via a Multi-Year Partnership with Escapades Memphrémagog and PAL+

Conference Call Information

Phunware management will host a conference call today (May 9, 2024) at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its financial results for the quarter ended March 31, 2024.

Interested parties may access the conference call by dialing 888-506-0062 in the United States, or 973-528-0011 from international locations with access code: 694812. The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at investors.phunware.com.

Safe Harbor Clause and Forward-Looking Statements

This press release includes forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “expose,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in our filings with the Securities and Exchange Commission (the “SEC”), including our reports on Forms 10-K, 10-Q, 8-K and other filings that we make with the SEC from time to time. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described under “Risk Factors” in our SEC filings may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this press release. In addition, even if our results or operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods.

Disclosure Information

Phunware uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Phunware, Inc.

Phunware’s mission is to foster an ecosystem where digital interactions enable a more engaged, interactive, and valuable experience for all stakeholders. We are redefining connectivity by ensuring the widespread adoption of our technologies amongst brands, mobile consumers, partners, digital asset holders, and market participants.

Phunware PR & Media Inquiries:
Christina Lockwood and Brenlyn Motlagh
Gateway Group, Inc.
Email: PHUN@gateway-grp.com
Phone: (949) 574-3860

Phunware Investor Relations:
Matt Glover and John Yi
Gateway Investor Relations
Email: PHUN@gateway-grp.com
Phone: (949) 574-3860

Condensed Consolidated Balance Sheets
(In thousands, except share and per share information)

	March 31, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$21,567	$3,934
Accounts receivable, net of allowance for doubtful accounts of $86 at March 31, 2024 and December 31, 2023, respectively	637	550
Digital assets	19	75
Prepaid expenses and other current assets	385	374
Current assets of discontinued operation	28	28
Total current assets	22,636	4,961
Property and equipment, net	35	40
Right-of-use asset	1,325	1,451
Other assets	276	276
Total assets	$24,272	$6,728
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,070	$7,836
Accrued expenses	239	437
Lease liability	656	629
Deferred revenue	1,012	1,258
PhunCoin deposits	1,202	1,202
Current maturities of long-term debt, net	—	4,936
Current liabilities of discontinued operation	—	205
Total current liabilities	8,179	16,503
Deferred revenue	611	651
Lease liability	857	1,031
Total liabilities	9,647	18,185
Commitments and contingencies (Note 7)
Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 8,282,221 shares issued and 8,272,091 shares outstanding as of March 31, 2024; and 3,861,578 shares issued and 3,851,448 shares outstanding as of December 31, 2023	1	—
Treasury stock at cost; 10,130 shares at March 31, 2024 and December 31, 2023	(502)	(502)
Additional paid-in capital	320,840	292,467
Accumulated other comprehensive loss	(418)	(418)
Accumulated deficit	(305,296)	(303,004)
Total stockholders’ equity (deficit)	14,625	(11,457)
Total liabilities and stockholders’ equity (deficit)	$24,272	$6,728

Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share information)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenues	$921	$1,344
Cost of revenues	397	1,271
Gross profit	524	73

Operating expenses:
Sales and marketing	443	856
General and administrative	2,471	4,142
Research and development	484	1,769
Total operating expenses	3,398	6,767
Operating loss	(2,874)	(6,694)

Other income (expense):
Interest expense	(108)	(537)
Gain on extinguishment of debt	535	—
Impairment of digital assets	(56)	(50)
Fair value adjustment of warrant liability	—	253
Gain on sale of digital assets	—	3,214
Other income, net	211	102
Total other income	582	2,982
Loss before taxes	(2,292)	(3,712)
Income tax expense	—	—
Net loss from continuing operations	(2,292)	(3,712)
Net loss from discontinued operation, net of $0 tax	—	(557)
Net loss	(2,292)	(4,269)
Other comprehensive income:
Cumulative translation adjustment	—	23
Comprehensive loss	$(2,292)	$(4,246)

Net loss per share from continuing operations, basic and diluted	$(0.33)	$(1.80)
Net loss per share from discontinued operations, basic and diluted	$—	$(0.27)

Weighted-average common shares used to compute loss per share, basic and diluted	6,864,226	2,063,379

Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Operating activities
Net loss from continuing operations	$(2,292)	$(3,712)
Net loss from discontinued operations	—	(557)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of digital assets	—	(3,214)
Gain on extinguishment of debt	(535)	—
Stock based compensation	630	1,362
Other adjustments	329	313
Changes in operating assets and liabilities:
Accounts receivable	(82)	(284)
Prepaid expenses and other assets	(11)	(116)
Accounts payable and accrued expenses	(2,893)	(52)
Lease liability payments	(185)	(263)
Deferred revenue	(286)	(114)
Net cash used in operating activities from continued operations	(5,325)	(6,637)
Net cash used in operating activities from discontinued operations	(205)	(745)
Net cash used in operating activities	(5,530)	(7,382)
Investing activities
Proceeds received from sale of digital currencies	—	10,790
Net cash provided by investing activities - continuing operations	—	10,790
Net cash used in investing activities - discontinued operation	—	(6)
Net cash provided by investing activities	—	10,784
Financing activities
Payments on borrowings	—	(4,270)
Proceeds from sales of common stock	23,204	—
Proceeds from exercise of options to purchase common stock	—	58
Payments on common stock repurchases	—	(475)
Net cash provided by (used in) by financing activities	23,204	(4,687)

Effect of exchange rate on cash	(41)	24
Net increase (decrease) in cash and cash equivalents	17,633	(1,261)
Cash at the beginning of the period	3,934	1,955
Cash and cash equivalents at the end of the period	$21,567	$694

Supplemental disclosure of cash flow information
Interest paid	$4	$434
Income taxes paid	$26	$—
Supplemental disclosures of non-cash financing activities:
Issuance of common stock upon conversion of the 2022 Promissory Note	$4,505	$—
Issuance of common stock for payment of bonuses and consulting fees	$35	$347

Non-GAAP Financial Measures and Reconciliation
Our non-GAAP financial measures include adjusted gross profit, adjusted gross margin and adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (our "non-GAAP financial measures"). Our non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenue or net loss, as applicable, or any other performance measures derived in accordance with GAAP and may not be comparable to other similarly titled measures of other businesses. Our non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations include: (i) non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating its ongoing operating performance for a particular period, (ii) our non-GAAP financial measures do not reflect the impact of certain charges resulting from matters we consider not to be indicative of ongoing operations, and (iii) other companies in our industry may calculate our non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations to our non-GAAP financial measures by relying primarily on our GAAP results and using our non-GAAP financial measures only for supplemental purposes. Our non-GAAP financial measures include adjustments for items that may not occur in future periods. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. Each of the normal recurring adjustments and other adjustments described in this paragraph help management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)

	Three Months Ended March 31,
(in thousands)	2024	2023
Net loss from continuing operations	$(2,292)	$(3,712)
Add back: Depreciation	5	13
Add back: Interest expense	108	537
EBITDA	(2,179)	(3,162)
Add back: Stock-based compensation	630	1,362
Less: Gain on extinguishment of debt	(535)	—
Add back: Impairment of digital currencies	56	50
Less: Fair value adjustment for warrant liabilities	—	(253)
Less: Gain on sale of digital assets	—	(3,214)
Adjusted EBITDA	$(2,028)	$(5,217)

	Three Months Ended March 31,
(in thousands, except percentages)	2024	2023
Gross profit	$524	$73
Add back: Stock-based compensation	45	253
Adjusted gross profit	$569	$326
Adjusted gross margin	61.8%	24.3%

Supplemental Information
(In thousands, except percentages)

	Three Months Ended March 31,		Change
(in thousands, except percentages)	2024	2023	Amount	%
Net Revenues
Subscriptions and services revenue	$454	$1,156	$(702)	(60.7)%
Application transaction	$467	188	279	148.4%
Net revenues	$921	$1,344	$(423)	(31.5)%
Subscriptions and services revenue as percentage of total revenue	49.3%	86.0%
Application transaction as percentage of total revenue	50.7%	14.0%